UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
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CHARTER COMMUNICATIONS, INC., et al.,	)	Case No. 09-11435 (JMP)
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Debtors.	)	Jointly Administered
)

DECLARATION OF INTENT TO SELL,
TRADE OR OTHERWISE TRANSFER COMMON STOCK

PLEASE TAKE NOTICE that, Paul G. Allen hereby provides notice of his intention to sell, trade or otherwise transfer shares of common stock in Charter Communications, Inc. (“CCI”) or a Beneficial Ownership (defined below) thereof (the existing Class A and Class B common stock of CCI and any Beneficial Ownership thereof, including Options (defined below) to acquire such stock, collectively, the “Common Stock”) (the “Proposed Transfer”). As needed and upon CCI’s reasonable request, the Substantial Shareholder will provide to CCI on a confidential basis the last four digits of the Substantial Shareholder’s taxpayer identification number.

PLEASE TAKE FURTHER NOTICE that, if applicable, on  March 30, 2009 ___Paul G. Allen___  filed a Declaration of Status as a Substantial Shareholder1 with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that, Paul G. Allen currently has Beneficial Ownership of  406,236,644 shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer,  Paul  G. Allen proposes to sell, trade, or otherwise transfer  28,467,421 shares of Common Stock or an Option with respect to  n/a  shares of Common Stock. If the Proposed Transfer is permitted to occur,  Paul G. Allen will have Beneficial Ownership of  377,769,223 shares of Common Stock after such transfer becomes effective.

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1
For purposes of this Declaration: (a) a “Substantial Shareholder” is any entity that has Beneficial Ownership of either at least 20,000,000 shares of Class A Common Stock or 20,000,000 shares of Class A and Class B Common Stock in the aggregate; (b) “Beneficial Ownership” of Common Stock means with respect to any holder (i) ownership of Common Stock directly by such holder, (ii) ownership of common stock by subsidiaries of such holder, immediate family members of such holder and entities acting in concert with such holder to make a coordinated acquisition of Common Stock, and (iii) Common Stock that such holder has an Option to acquire; and (c) an “Option” to acquire Common Stock means any contingent purchase, warrant, convertible debt, put, Common Stock subject to risk of forfeiture, contract to acquire Common Stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Order Establishing Notification and Hearing Procedures for Transfers of Common Stock, this Declaration is being filed with the Court and served upon counsel to the above-captioned debtors (collectively, the “Debtors”).

PLEASE TAKE FURTHER NOTICE that, the Debtors have fifteen (15) calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will not be effective unless and until the end of the 10th day after the Bankruptcy Court enters an order overruling such objection. If the Debtors do not object within such 15-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that, any further transactions, not contemplated by this Notice, that may result in selling, trading, or otherwise transferring of Common Stock or an Option with respect thereto will require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury,  Paul G. Allen hereby declares that he has examined this Declaration and accompanying attachments (if any), and, to the best of his knowledge and belief, this Declaration and any attachments, which purport to be part of this Declaration, are true, correct, and complete.

Respectfully submitted,

Paul G Allen

By:	/s/ Paul G.Allen
Name:	Paul G. Allen
Address:	c/o Vulcan Inc.
505 Fifth Ave S
Suite 900
Seattle, WA 98104
Telephone:	(206) 342-2000
Facsimile:	(206) 342-3000 (Fax)
Dated:	March 30, 2009